UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
March 17, 2008

MONEYGRAM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1550 Utica Avenue South, Suite 100,
Minneapolis, Minnesota		55416

(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code):          952-591-3000
Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01 Change in Control of Registrant.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1: SECOND AMENDMENT TO RIGHTS AGREEMENT
EX-10.1: AMENDED AND RESTATED PURCHASE AGREEMENT
EX-10.2: FEE ARRANGEMENT LETTER
EX-10.3: FEE ARRANGEMENT LETTER
EX-10.4: AMENDED AND RESTATED FEE LETTER
EX-10.5: AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
EX-99.3: FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
EX-99.4: FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
EX-99.5: FORM OF REGISTRATION RIGHTS AGREEMENT
EX-99.6: FORM OF EXCHANGE AND REGISTRATION RIGHTS AGREEMENT
EX-99.7: FORM OF INDENTURE
EX-99.8: FORM OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Item 1.01.	Entry into a Material Definitive Agreement.
Purchase Agreement
     On March 17, 2008, MoneyGram International, Inc., a Delaware corporation (the “Corporation”), entered into an amended and restated purchase agreement (the “Purchase Agreement”), among the Corporation and affiliates of Thomas H. Lee Partners, L.P. (“THL”) and affiliates of Goldman, Sachs & Co. (“Goldman Sachs”) (where THL and Goldman Sachs are referred to collectively as the “Investors”), pursuant to which, among other things, the Corporation agreed, subject to the satisfaction of applicable closing conditions, to sell to the Investors in private placements 495,000 shares of Series B Participating Convertible Preferred Stock of the Corporation (the “Series B Preferred Stock”) and 265,000 shares of Series B-1 Participating Convertible Preferred Stock of the Corporation (the “Series B-1 Preferred Stock”) for an aggregate purchase price of $760,000,000 (the “Transaction”). The Purchase Agreement amends and restates that certain Purchase Agreement, dated as of February 11, 2008, among the Corporation and the Investors, which agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on February 12, 2008 (the “Prior Purchase Agreement”).
     The Series B Preferred Stock will be issuable to THL, and the Series B-1 Preferred Stock will be issuable to Goldman Sachs. The Series B Preferred Stock and the Series B-1 Preferred Stock will entitle holders to receive a quarterly cash dividend at a rate of 10% per annum. The dividends will be payable in cash or, at the option of the Corporation, may be accrued until the fifth anniversary of the initial funding date at a rate of 12.5% per annum. If the Corporation is unable to pay cash dividends after five years, the dividends will accumulate at a rate of 15%. The Series B Preferred Stock and the Series B-1 Preferred Stock will participate in dividends with the Common Stock of the Corporation (the “Common Stock”) on an as-converted basis. The Series B Preferred Stock and the Series B-1 Preferred Stock may be redeemed at the option of the Corporation if, after five years from the closing date, the Common Stock trades above $15.00 for a period of thirty consecutive trading days, and the shares will be redeemable at the option of the Investors after ten years or upon a change in control. The liquidation preference of each share of Series B Preferred and the Series B-1 Preferred Stock will equal the per share purchase price plus any accrued and unpaid dividends. The Series B Preferred Stock will be convertible into shares of Common Stock at a conversion price of $2.50, and the Series B-1 Preferred Stock will be convertible into shares of Series D Participating Convertible Preferred Stock of the Corporation (the “Series D Preferred Stock”). Each share of Series B-1 Preferred Stock will automatically convert into one share of Series B Preferred Stock upon transfer to any holder other than Goldman Sachs.
     The Series B Preferred Stock will vote as a class with the Common Stock and the holders will have a number of votes equal to the number of shares of Common Stock issuable if all outstanding shares of Series B Preferred Stock were converted plus the number of shares of Common Stock issuable if all outstanding shares of Series B-1 Preferred Stock were converted into Series B Preferred Stock and subsequently converted into Common Stock. After the Voting Date (as defined below), the holders of Series B Preferred Stock will have approximately 79% of the voting power of the Corporation. The Series B-1 Preferred Stock will be nonvoting stock. “Voting Date” means the earlier of (i) such date as all applicable state regulatory approvals for the acquisition by THL of control of the Corporation have been obtained, or (ii) such other date requested in writing by THL on or after June 15, 2008; provided, however, that if a record date for a stockholder vote (or action by written consent) on any matter is required by law to occur prior to the Voting Date as described above, the Voting Date shall occur immediately prior to such record date unless THL notifies the Corporation to the contrary.
     The Series D Preferred Stock is a common stock equivalent security that will be convertible into Common Stock. From and after the Voting Date, the shares of Series D Preferred Stock will vote with the Common Stock on an as-converted basis, except that any such shares beneficially owned by Goldman Sachs will not be entitled to any voting rights. After such period, the Series D Preferred Stock will have full voting rights, unless held by Goldman Sachs. The Form of Certificate of Designations, Preferences and Rights (the “Certificate of Designations”) of the Series B Preferred Stock, Series B-1 Preferred Stock and Series D Preferred Stock are filed as Exhibits 99.2, 99.3 and 99.4 hereto, and are incorporated herein by reference.
     Prior to the closing date, the Corporation may actively solicit alternative proposals and enter into negotiations with respect to alternative proposals. If the Corporation receives an alternative proposal that the Board of Directors of the Corporation (the “Board”) concludes in good faith is a Superior Proposal (as defined below), the Board may terminate the Purchase Agreement to enter into the Superior Proposal. Prior to such termination, the Corporation must first provide the Investors with 48 hours’ notice and negotiate with the Investors to give them the opportunity to adjust the terms of the Purchase Agreement to make it more favorable than the alternative proposal. A “Superior Proposal” means a bona fide written alternative proposal that the Board in good faith determines would, if consummated, result in a transaction that is more favorable to the Corporation and its existing stockholders than the Transaction.
     In connection with the entry into the Purchase Agreement, the Corporation has paid the Investors the following fees and expenses: $22,500,000 to THL and Goldman Sachs in respect of nonrefundable commitment fees and $10,250,000 (including regulatory filing fees) in the aggregate in respect of the Investors’ expenses. Furthermore, the Corporation had previously paid THL a fee of $5,000,000 in consideration for entering into exclusive negotiations with the Corporation. The Corporation is obligated to pay the Investors for expenses incurred by them between the signing of the Purchase Agreement and the closing of the Transaction. The Corporation also paid a nonrefundable fee of $15,000,000 in connection with the entry into the Note Purchase Agreement described below. Furthermore, subject to approval by the Board, the Corporation has agreed to pay to Goldman, Sachs & Co. or as directed by Goldman, Sachs & Co., on behalf of the Investors, a $7,500,000 investment banking advisory fee in connection with the Transaction, on terms and conditions and in the form of consideration to be agreed upon by the parties. In addition, the Purchase Agreement provides that, if the Corporation were to terminate the Purchase Agreement and subsequently enter into a Superior Proposal, the Corporation is required to pay the Investors a termination fee in the amount of $15,000,000, exclusive of the fees and expenses described above. The fee arrangement letters entered into with THL and Goldman Sachs are filed as Exhibits 10.2 and 10.3 hereto, respectively, and the fee agreement relating to the Note Purchase Agreement is filed as Exhibit 10.4 hereto, and each such exhibit is incorporated herein by reference.

     The Purchase Agreement contains customary public company representations and warranties by the Corporation to the Investors and customary representations and warranties from the Investors to the Corporation.
     Consummation of the Purchase Agreement is subject to the satisfaction of certain conditions to closing, including but not limited to the following: (i) receipt of United States and German antitrust approval (both of which have been received); (ii) no law or injunction prohibiting the closing, or restricting the Investors from owning, voting and converting the securities, and no lawsuit having been commenced by a governmental entity seeking the foregoing; (iii) the receipt of the full proceeds from the sale by the Corporation of certain portfolio securities; (iv) entry into an amendment to the Corporation’s Existing Credit Agreement (as defined below) for $350,000,000 in debt and receipt of an additional $250,000,000 under the amended credit agreement on the terms specified in an agreed-upon form agreement as defined and described below; (v) entry into the Amended Note Purchase Agreement, as defined and described below, relating to the sale of $500,000,000 aggregate principal amount of senior secured second lien notes pursuant to the Indenture (as defined below), including entry into the Indenture and receipt of $500,000,000 (net of fees and expenses) in proceeds from the issuance of the second lien notes on the terms specified in an agreed-upon form agreement as defined and described below; (vi) no incurrence of, or obligation by the Corporation to incur, fees of more than $5,375,000 plus certain annual administrative fees relating to the transactions described in clause (iv) above; (vii) the applicable margin on the Corporation’s term B facility described below not having been increased by more than 1.625% per annum; (viii) no change or event having occurred which would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) from September 30, 2008, or a Termination Development (as defined in the Purchase Agreement) from the date of the Purchase Agreement on the Corporation; (ix) (A) no notice from any state to the effect that the Corporation can no longer conduct its money transfer business, (B) receipt by the Investors of such assurances as they may deem necessary in their sole discretion from the states in which the Corporation is licensed to conduct money transfer or payment services business to the effect that such states will not revoke the Corporation’s license or impose adverse conditions or fines; and (C) a determination that, after giving effect to the recapitalization, the Corporation will have all licenses required to conduct its business and will be in compliance with all financial ratio and similar requirements imposed by the states; (x) the Corporation having (on a pro forma basis) at least $150,000,000 in unrestricted assets (as defined in the Purchase Agreement) and $100,000,000 undrawn borrowing availability under its revolving credit line; (xi) the Corporation having received an unqualified opinion from its external auditor in connection with its fiscal year 2007 consolidated financial statements and the filing of its 2007 fiscal year Form 10-K immediately after the Corporation’s receipt of the proceeds from the closing (or after the Investors’ payment of such proceeds into an escrow account); (xii) no restatement (or contemplated restatement) of the Corporation’s prior financial statements; (xiii) resolution of all outstanding comments (including having taken any requested corrective action) received by the Corporation from the SEC; (xiv) each Investor, in its sole discretion, being satisfied with the Corporation’s books and records, internal controls, procedures, and disclosures; (xv) the receipt of resignation from all but four of the directors of the Corporation; (xvi) the NYSE shall not have withdrawn its confirmation that the Corporation may rely on the exception to the NYSE Shareholder Approval (as described below); (xvii) the Corporation shall have purchased D&O and run-off insurance in previously agreed upon amounts; (xviii) delivery of unaudited interim financial statements for the month ended January 31, 2008, and for the month ended February 29, 2008; and (xix) confirmation from Wal-Mart Stores, Inc., that the current money services agreement (as amended) among the Corporation and Wal-Mart will be in full force and effect following the Transaction and that the Transaction does not give Wal-Mart the right to terminate such agreement.
     Although the rules of the New York Stock Exchange (the “NYSE”) generally require shareholder approval prior to the issuance of securities that are convertible into more than 20% of the outstanding shares of a listed company, the Corporation will rely on an exception to the NYSE’s Shareholder Approval Policy that is available where the delay involved in securing shareholder approval would seriously jeopardize the financial viability of the issuer. In accordance with the NYSE’s rule providing for this exception, the Audit Committee of the Board expressly approved, and the full Board unanimously concurred with, the Corporation’s reliance on the exception, and on March 15, 2008, the Corporation mailed a letter to its shareholders alerting them of the Corporation’s intended reliance on the exception. The NYSE has confirmed the availability of the exception to the Corporation.
     The Corporation expects the Transaction to close on March 25, 2008, upon the conclusion of a shareholder notice period required by the NYSE when utilizing the exception described above. No assurances can be given that the closing conditions will be satisfied or that the Transaction will be consummated.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Purchase Agreement has been attached to provide information regarding its terms. It is not intended to provide any other factual information about the Corporation. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement and the Note Purchase Agreement are made solely for the benefit of the parties and are qualified by information in a confidential disclosure schedule provided by the Corporation to the Investors (and Purchasers) in connection with the signing of the Purchase Agreement and the Note Purchase Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement and the Note Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement and the Note Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or were used for the purpose of allocating risk between the Corporation, on the one hand, and the Investors (or the Purchasers), on the other hand, rather than establishing matters as fact. Accordingly, the representations and warranties in the Purchase Agreement and the Note Purchase Agreement should not be relied upon by any persons as indicative of the actual state of facts about the Corporation or the Investors. In addition, the information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and the Note Purchase Agreement, which subsequent information may or may not be fully reflected in the Corporation’s public disclosures.

Governance Matters
     The Investors have been provided with certain rights with respect to representation on and observation of the Board and committees of the Board, which will result in a change to the composition of the majority of the Board. The Purchase Agreement provides that immediately following the closing, the Investors will be entitled (1) to designate two individuals to the Board (“Board Representatives”), subject to satisfaction of all legal and governance requirements regarding service as directors of the Corporation and (2) to appoint two non voting observers to the Board. Additionally, upon the earlier of written notification by THL and the Voting Date, the Investors will become entitled to cause the Corporation to appoint such additional Board Representatives to the Board as will provide the Investors with a number of directors that is proportionate to the Investors’ Common Stock ownership, calculated on a fully-converted basis (assuming all shares of Series B-1 Preferred Stock were converted into Series B Preferred Stock and all Series B Preferred Stock was converted into Common Stock). For so long as the Investors are entitled to appoint a Board Representative, the Investors shall also be entitled to representation on all committees of the Board, with a minimum of one Board Representative serving on each committee of the Board, subject to certain exceptions and applicable laws and regulations.
     The Purchase Agreement also provides that as promptly as practicable following the closing, the Corporation will hold a meeting of its stockholders to seek approval of amendment to the certificate of incorporation of the Corporation (the “Certificate”), which will provide that as long as the Investors shall have a right to designate Board Representatives, Goldman Sachs will have the right to designate one such Board Representative, which will have one vote, and THL (or its permitted successors or assigns) will have the right to designate two to four Board Representatives, which will have such number of votes equal to the number of directors that the Investors would be entitled to designate in the absence of the Certificate amendment, minus the one vote of the Board Representative designated by Goldman Sachs. The proposed Certificate amendment will also provide that each member of the Board shall be elected annually for a one year term, and will increase the number of authorized shares of Common Stock to 1,300,000,000 shares.
     The Purchase Agreement provides that following the closing, for so long as shareholders who are unaffiliated with the Investors beneficially own at least 5% of the outstanding Common Stock, on a fully diluted basis, there shall be at least three independent directors serving on the Board. An “Independent Director” means a director who has been nominated or approved by directors who are unaffiliated with the Investors and were members of the Board prior to the closing, and who satisfies all standards for independence promulgated by the New York Stock Exchange, the Corporation’s Corporate Governance Guidelines and any other applicable laws. The Corporation may not engage in any Affiliated Transaction (as defined in the Purchase Agreement) with the Investors, or take certain other specified actions, without approval by the Independent Directors.
Note Purchase Agreement
     In connection with the Purchase Agreement, a wholly owned subsidiary of the

Corporation entered into an amended and restated note purchase agreement (the “Amended Note Purchase Agreement”) dated as of March 17, 2008, with MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation (“Worldwide”), GSMP V Onshore US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Onshore”), GSMP V Offshore US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Offshore”), GSMP V Institutional US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, (together with GSMP Onshore and GSMP Offshore, the “Initial Purchasers”) and THL Credit Partners, L.P., a Delaware limited partnership (together with the Initial Purchasers, the “Purchasers”). The Amended Note Purchase Agreement replaces in its entirety the note purchase agreement dated as of February 11, 2008, by and among the Corporation, Worldwide and the Initial Purchasers.
     In connection with the Amended Note Purchase Agreement, Worldwide, subject to satisfaction of the applicable closing conditions, will issue $500,000,000 aggregate principal amount of its 13.25% senior secured second lien notes due 2018 (the “Notes”) pursuant to an indenture (the “Indenture”), by and among the Corporation, Worldwide, the other guarantors party thereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and collateral agent (the “Trustee”), a copy of which is filed herewith as Exhibit 99.7 hereto and incorporated herein by reference. If the conditions to closing under the Amended Note Purchase Agreement are met and the Indenture is executed by the parties thereto, the Indenture will provide for the rights and obligations set forth below.
     The Notes will be senior secured second lien obligations of Worldwide. The Notes will mature in 2018 on the tenth anniversary of their issuance.
     Worldwide will have the option to pay in kind all but 0.50% per annum of interest on the Notes prior to the third anniversary of the issuance of the Notes. Interest on the Notes paid in cash will accrue at a rate of 13.25% per annum. If interest is paid in kind, interest will accrue at a rate of 15.25% per annum, with 0.50% of that amount paid in cash. The issuance of the Notes will be subject to certain conditions precedent, including the conditions similar to those set forth in the Purchase Agreement, a requirement that the Leverage Ratio, as defined in the Indenture, of Worldwide and its subsidiaries on a consolidated basis not exceed thresholds set forth in the Amended Note Purchase Agreement, and threshold requirements for monthly transaction volumes and monthly net revenue generated by certain of the Corporation’s business segments, as set forth in the Amended Note Purchase Agreement. The Corporation, Worldwide and its subsidiaries will be required to pledge certain collateral on a second priority basis as security for the Notes. The Notes will be guaranteed by the Corporation and by certain of the Corporation’s subsidiaries. The guarantees will be senior secured second lien obligations of the guarantors.
     Worldwide is entitled to redeem some or all of the Notes at any time on or after the fifth anniversary of the closing, at specified premiums set forth in the Indenture. In addition, prior to the fifth anniversary of the closing, Worldwide may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus a premium equal to the greater of one percent or an amount calculated by discounting to the redemption date the sum of (i) the redemption payment that would be due upon the fifth anniversary of the closing date plus (ii) all required interest payments due through such fifth anniversary, using a treasury rate plus 50 basis points. Upon a change of control, Worldwide is required to make an offer to repurchase the Notes at a price equal to 101 percent of the principal amount plus accrued and unpaid interest. Worldwide is also required to make an offer to repurchase the Notes with proceeds of certain asset sales that have not been reinvested in accordance with the terms of the Indenture or have not been used to repay certain debt. The foregoing description of the Amended Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Note Purchase Agreement, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.
     The Indenture also contains covenants that, among other things, subject to certain qualifications and exceptions, restrict the activities of the Corporation to holding company activities and limit the ability of Worldwide and its subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make certain investments; (iv) create or incur certain liens; sell assets or subsidiary stock; (v) transfer all or substantially all of their assets or enter into merger or consolidation transactions; and (vi) enter into transactions with affiliates. The covenants in the Indenture also restrict the investment of assets of Worldwide and its subsidiaries that are subject to restrictions under law, contract or otherwise for the payment of payment services obligations (the “Restricted Investment Portfolio”) and include a requirement that Worldwide and its subsidiaries maintain a minimum liquidity ratio of the fair value of the Restricted Investment Portfolio to payment services obligations of Worldwide and its subsidiaries. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 99.7 hereto and incorporated herein by reference.
Equity Registration Rights Agreement
     The Corporation and the Investors also agreed to enter into a Registration Rights Agreement that would be effective on the closing date of the Transaction (the “Equity Registration Rights Agreement”), with respect to the preferred stock and the Common Stock owned by the Investors and their affiliates (collectively, the “Registrable Securities”). Under the terms of the Equity Registration Rights Agreement, the Corporation is required, after a specified holding period, to use its reasonable best efforts to promptly file with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities. The Corporation is obligated to keep such shelf registration statement continuously effective under the Securities Act of 1933 until the earlier of (1) the date as of which all of the Registrable Securities have been sold, (2) the date as of which each of the holders of the Registrable Securities is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act of 1933 and (3) fifteen years. The holders of the Registrable Securities are also entitled to five demand registrations and unlimited piggyback registrations during the term of the Equity Registration Rights Agreement. The Form of Equity Registration Rights Agreement is filed as Exhibit 99.5 hereto and is incorporated herein by reference. The foregoing description of the Equity Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Notes Registration Rights Agreement
     Also in connection with the issuance of the Notes pursuant to the Amended Note

Purchase Agreement, the Corporation, Worldwide, the other guarantors party thereto and the Initial Purchasers will enter into a registration rights agreement (the “Notes Registration Rights Agreement”), pursuant to which the Corporation and the other guarantors party thereto have agreed, upon the occurrence of certain events, to file a registration statement under the Securities Act to register the resale of the Notes by certain holders thereof. A copy of the form of Notes Registration Rights Agreement that Worldwide, the Corporation, the other guarantors party thereto and the Initial Purchasers will execute at the time of issuance of the Notes is filed as Exhibit 99.6 hereto and is hereby incorporated herein by reference. The foregoing description of the Notes Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Second Amended and Restated Credit Agreement
     As a condition to the consummation of the Purchase Agreement, Worldwide, the Corporation and certain of its subsidiaries are required to enter into an amendment to the amended and restated credit agreement (the “Existing Credit Agreement”) dated as of June 29, 2005, as amended, among the Corporation, JPMorgan Chase Bank, N.A., individually and as administrative agent, and the other financial institutions signatory thereto. As such, the Corporation has agreed to cause one or more financial institutions to provide senior secured financing (the “Senior Facility”) to Worldwide pursuant to a second amended and restated credit agreement (the “Second Amended Credit Agreement”), among the Corporation, Worldwide as the borrower, and JPMorgan Chase Bank, N.A., individually and as letter of credit issuer, swing line lender, administrative agent and collateral agent. Such Senior Facility, in addition to replacing the existing $350,000,000 loan under the Existing Credit Agreement, will include an additional $250,000,000 for a total facility size of $600,000,000. The Senior Facility will include $350,000,000 in two term loan tranches and a $250,000,000 revolving credit facility. The revolving credit facility includes subfacilities for letters of credit and a swing line loan commitment of $25,000,000. The Senior Facility will have a maturity date five years after its closing date (effectively extending the maturity under the Existing Credit Agreement by approximately three years). Additionally, the Corporation and certain of its domestic subsidiaries other than Worldwide will act as guarantors of the obligations set forth in the Second Amended Credit Agreement.
     The Senior Facility will require Worldwide to pay the term A loan tranche (consisting of $100,000,000 in principal amount) in full at maturity and, with respect to the term B loan tranche (consisting of $250,000,000 in principal amount), to make quarterly amortization payments equal to 0.25% of the outstanding principal amount of such term loan commencing June 30, 2008, with the outstanding principal balance payable at maturity. The Senior Facility will modify certain mandatory prepayments from the Existing Credit Agreement and will require that the term B loan tranche be prepaid in an amount equal to: (1) 100% of the net cash proceeds of any incurrence of indebtedness by the Corporation and its domestic subsidiaries, subject to customary exceptions; (2) 100% of the net cash proceeds of certain asset sales and dispositions by the Corporation and its domestic subsidiaries, subject to certain exceptions and reinvestment rights; and (3) 50%, subject to reduction to a lower percentage based on our leverage ratio, of excess cash flow for the fiscal years ending December 31, 2009 and thereafter. There will be a prepayment penalty imposed in the event that the B term loan tranche is prepaid during the first two years of the facility, except from the proceeds of sales of certain portfolio securities.

     If the conditions to closing under the Purchase Agreement and Amended Note Purchase Agreement are met and the Second Amended Credit Agreement is executed by the parties thereto, the Senior Facility, in addition to the aforementioned, will require Worldwide to pledge certain collateral as security for the indebtedness in accordance with the terms and conditions of the collateral agreements described below (the “Collateral Agreements”). The Collateral Agreements, which, to the extent relating to the Existing Credit Agreement, amend and restate the collateral agreements entered into in connection with the Existing Credit Agreement, will include: (1) an amended first lien pledge agreement and a second lien pledge agreement which provide that all of the Corporation’s, Worldwide’s and the guarantors’ obligations under the Second Amended Credit Agreement and the Indenture, as applicable, are secured by perfected first and second priority, as applicable, liens on and security interests in substantially all of the capital stock of Worldwide and each of its domestic and foreign subsidiaries now owned or after-acquired by each pledgor signatory thereto (subject to certain limitations), any stock rights related to the capital stock, any certificates of such capital stock, and any proceeds of certificates of such capital stock; (2) an amended first lien security agreement and a second lien security agreement that provide that all of the Corporation’s, Worldwide’s and the guarantors’ obligations under the Second Amended Credit Agreement and the Indenture, as applicable, are secured by a perfected first and second priority, as applicable, lien on and security interest in the grantors’ right, title, and interest in certain of their respective assets other than non-financial assets; (3) an amended first lien trademark security agreement and a second lien trademark security agreement that provide that all of the Corporation’s and Worldwide’s obligations under the Second Amended Credit Agreement and the Indenture, as applicable, are secured by a perfected first and second, as applicable, priority lien on and security interest in the Corporation’s and its subsidiaries’ right, title and interest in its now owned and after-acquired trademarks and good will; and (4) an amended first lien patent security agreement and a second lien patent security agreement that provide that all of the Corporation’s and Worldwide’s obligations under the Second Amended Credit Agreement and the Indenture, as applicable, are secured by a perfected first and second priority, as applicable, lien on and security interest in the Corporation’s and its subsidiaries’ right, title and interest in its now owned and after-acquired patents, along with any proceeds related to such patents.
     The Senior Facility will also contain certain conditions precedent to the effectiveness of the Senior Facility, including, without limitation: (1) the termination of the Corporation’s $150,000,000 364-Day Credit Agreement with the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc., as sole lead arranger and sole book runner; (2) (A) the Corporation’s receipt of gross cash proceeds of at least $760,000,000 from the issuance by the Corporation of common and preferred stock pursuant to the terms and conditions set forth in the Purchase Agreement and (B) Worldwide’s receipt of gross cash proceeds of at least $500,000,000 from the issuance of the Notes by Worldwide, on the terms and conditions set forth in the Amended Note Purchase Agreement and the Indenture, and in each case as such amounts may be reduced in accordance with the Purchase Agreement; and (3) the non-existence of certain material adverse changes since September 30, 2007.
     Further, the Senior Facility documentation will contain customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the Corporation’s, Worldwide’s, and certain of Worldwide’s subsidiaries’ ability to, among other things and subject to various exceptions: (1) dispose of assets; (2) incur additional indebtedness; (3) incur liens or grant negative pledges; (4) make and loans investments and enter into acquisitions; (5) declare dividends, make distributions or redeem, or repurchase capital stock; (6) prepay, redeem, or repurchase other debt; (7) conduct transactions with affiliates; or (8) alter the nature of its businesses. Worldwide and its subsidiaries would also be required to comply with specified financial covenants (consisting of a leverage ratio and an interest coverage ratio, in each case commencing as of March 31, 2009) and certain affirmative covenants. The Senior

Facility will be subject to customary events of default, including, but not limited to: (1) Worldwide’s failure to pay principal, interest, fees or other amounts under the Second Amended Credit Agreement when due (taking into account any applicable grace period); (2) any representation or warranty proving to have been materially incorrect when made; (3) covenant defaults subject, with respect to certain covenants, to a grace period; (4) bankruptcy events; (5) a cross-default to certain other debt; (6) certain undischarged judgments (not paid within an applicable grace period); (7) a change of control; (8) certain ERISA-related defaults; (9) failure of any guarantor to fulfill its obligations under the applicable guaranty; and (10) the invalidity or impairment of specified security interests. The foregoing description of the Second Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 99.8 to this report and is incorporated herein by reference.
     In addition, the Corporation will enter into an intercreditor agreement (the “Intercreditor Agreement”), with Worldwide, JPMorgan Chase Bank, N.A. as collateral agent for the holders of the first priority obligations, Deutsche Bank Trust Company Americas, as trustee and collateral agent for the holders of the second priority obligations and the other guarantors party thereto. The Intercreditor Agreement will set forth, among other things, the relative lien priorities and rights of the holders of the first priority obligations and the holders of the second priority obligations.

Item 3.02.	Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 hereof is incorporated herein by reference.
     The issuance and sale of the Series B Preferred Stock and the Series B-1 Preferred Stock is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. Each of the Investors has represented to the Corporation that it is an “accredited investor” as defined in Regulation D and that the preferred stock is being acquired for investment. The Corporation has not engaged in general solicitation or advertising with regard to the issuance and sale of the preferred stock and has not offered securities to the public in connection with this issuance and sale.

Item 3.03.	Material Modification to Rights of Security Holders.
Amendment to Rights Agreement
     On March 17, 2008, in connection with entering into the Purchase Agreement, the Corporation entered into the Second Amendment (“Amendment No. 2”) to the Rights Agreement, dated as of June 30, 2004 (the “Rights Agreement”), by and between the Corporation and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”). Amendment No. 2 replaces Amendment No. 1 to the Rights Agreement and supplements and adds certain definitions in the Rights Agreement and provides, among other things, that no Investor or any of its Affiliates or Associates shall be deemed to be an Acquiring Person and that no Distribution Date or Shares Acquisition Date (as each such term is defined in the Rights Agreement) shall be deemed to occur, in each case, solely by virtue of the approval, execution or delivery of the Purchase Agreement or the Transaction. The Rights Agreement is filed as Exhibit 4.2 to the Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2004, and is incorporated herein by reference. Amendment No. 2 is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Rights Agreement and Amendment No. 2 do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 5.01	Change in Control of Registrant.
     The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference. The closing of the Transaction pursuant to the Purchase Agreement will result in a change in control of the Corporation.

Item 8.01.	Other Events.
     The Corporation completed the sales of certain portfolio assets required to be sold under the terms of the Prior Purchase Agreement with the Investors at a total loss of approximately $1.6 billion. As a result of these portfolio sales, the Corporation has determined that it is no longer in compliance with the minimum net worth requirements of the states in which it is licensed to conduct its money transfer and other payment services businesses and certain other requirements of one state. This failure to meet minimum net worth requirements may result in the states imposing certain fines and other penalties on the Corporation. No state has taken any action or informed the Corporation of its intention to take any action at this time. Immediately after the closing of the transaction, the Corporation anticipates it will be in compliance with the minimum net worth requirements. The closing conditions of the Transaction include, among other things, a condition related to the receipt by the Investors of assurances that the states will not take certain actions (as described in Item 1.01 above).
     The Corporation and Wal-Mart Stores, Inc. have entered into an agreement re- confirming the previously announced amendment which extends the term of their money services agreement to 2013, effective upon the closing of the recapitalization transaction.
     On March 17, 2008, the Corporation issued a press release announcing, among other things, that it had entered into the Purchase Agreement with the Investors. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Second Amendment, dated as of March 17, 2008, to the Rights Agreement, dated as of June 30, 2004, by and between MoneyGram International, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

Exhibit No.	Description

10.1	Amended and Restated Purchase Agreement, dated as of March 17, 2008, among MoneyGram International, Inc. and the several Investor parties named therein.

10.2	Fee Arrangement Letter, dated as of March 17, 2008, between THL Managers VI, LLC and MoneyGram International, Inc.

10.3	Fee Arrangement Letter, dated as of March 17, 2008, between Goldman, Sachs & Co. and MoneyGram International, Inc.

10.4
Amended and Restated Fee Letter, dated as of March 17, 2008, among MoneyGram Payment Systems Worldwide, Inc., GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd., GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P., and THL Managers VI, LLC.

10.5
Amended and Restated Note Purchase Agreement, dated as of March 17, 2008, among MoneyGram Payment Systems Worldwide, Inc., MoneyGram International, Inc. and GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd. and THL Credit Partners, L.P.

99.1	Press Release of MoneyGram International, Inc., dated March 17, 2008.

99.2	Form of Certificate of Designations, Preferences and Rights of the Series B Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.3	Form of Certificate of Designations, Preferences and Rights of the Series B-1 Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.4	Form of Certificate of Designations, Preferences and Rights of the Series D Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.5	Form of Registration Rights Agreement by and among the several Investor parties named therein and MoneyGram International, Inc.

99.6
Form of Exchange and Registration Rights Agreement by and among Moneygram Payment Systems Worldwide, Inc., each of the Guarantors listed on the signature pages thereto, GSMP V Onshore US, Ltd., GSMP V Offshore

Exhibit No.	Description

US, Ltd. and GSMP V Institutional US, Ltd.

99.7
Form of Indenture, by and among the Corporation, Moneygram Payment Systems Worldwide, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and collateral agent.

99.8
Form of Second Amended and Restated Credit Agreement, among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc. and JPMorgan Chase Bank, N.A., individually and as letter of credit issuer, swing line lender, administrative agent and collateral agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.
March 18, 2008	By:	/s/ Teresa H. Johnson
		Name:	Teresa H. Johnson
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amendment, dated as of March 17, 2008, to the Rights Agreement, dated as of June 30, 2004, by and between MoneyGram International, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

10.1	Amended and Restated Purchase Agreement, dated as of March 17, 2008, among MoneyGram International, Inc. and the several Investor parties named therein.

10.2	Fee Arrangement Letter, dated as of March 17, 2008, between THL Managers VI, LLC and MoneyGram International, Inc.

10.3	Fee Arrangement Letter, dated as of March 17, 2008, between Goldman, Sachs & Co. and MoneyGram International, Inc.

10.4
Amended and Restated Fee Letter, dated as of March 17, 2008, among MoneyGram Payment Systems Worldwide, Inc., GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd., GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P., and THL Managers VI, LLC.

10.5
Amended and Restated Note Purchase Agreement, dated as of March 17, 2008, among MoneyGram Payment Systems Worldwide, Inc., MoneyGram International, Inc. and GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd. and THL Credit Partners, L.P.

99.1	Press Release of MoneyGram International, Inc., dated March 17, 2008.

99.2	Form of Certificate of Designations, Preferences and Rights of the Series B Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.3	Form of Certificate of Designations, Preferences and Rights of the Series B-1 Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.4	Form of Certificate of Designations, Preferences and Rights of the Series D Participating Convertible Preferred Stock of MoneyGram International, Inc.

99.5	Form of Registration Rights Agreement by and among the several Investor parties named therein and MoneyGram International, Inc.

99.6
Form of Exchange and Registration Rights Agreement by and among Moneygram Payment Systems Worldwide, Inc., each of the Guarantors listed on the signature pages thereto, GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd.

99.7
Form of Indenture, by and among the Corporation, Moneygram Payment Systems Worldwide, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and collateral agent.

99.8
Form of Second Amended and Restated Credit Agreement, among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc. and JPMorgan Chase Bank, N.A., individually and as letter of credit issuer, swing line lender, administrative agent and collateral agent.